Investor Presentation November 2022

2 ELS at a Glance ELS owns and operates the highest quality portfolio of manufactured home (“MH”) communities, recreational vehicle (“RV”) resorts, campgrounds and marinas in North America 1969 Year Founded 4,100 Employees 6,157% Total Return Since IPO(1) • 1,345% S&P 500 • 1,362% Dow Jones Equity ALL REIT Index $15.6B Enterprise Value 368% Ten Year Total Return(1) • 202% S&P 500 • 97% Dow Jones Equity ALL REIT Index 170,245 Sites 35 States + 1 Canadian Province 445 Properties Notes: All data as of September 30, 2022 (1) Total return calculation assumes dividend reinvestment. Total returns through September 30, 2022. Source: S&P Global 89% Revenue from Annual Sources

3 9.1% NFFO/Share CAGR(2)(3) (2006 - 2021) 22% Dividend/Share CAGR (2006 - 2021)(3) ELS at a Glance 4.3% Avg Long-Term Core NOI Growth (1) $1.1B Core Revenue 2021 $1.64 Annualized Dividend per Common Share 2.6% Dividend Yield 21.3% Debt/EV 8.9% Floating-Rate Debt 3.6% Weighted Avg Interest Rate 5.2x Debt/Adj. EBITDAre(4) 10 Avg Years to Maturity 5.7x Interest Coverage ELS owns and operates the highest quality portfolio of manufactured home (“MH”) communities, recreational vehicle (“RV”) resorts, campgrounds and marinas in North America Notes: All data as of September 30, 2022 unless otherwise specified (1) Average quarterly growth from Q3 1998 through Q3 2022. (2) See Non-GAAP Financial Measures at the end of the presentation for the reconciliation and definition of Normalized FFO. (3) Adjusted for stock splits. (4) Calculated using trailing twelve months Adjusted EBITDAre. STRONG PORTFOLIO PERFORMANCE INDUSTRY LEADING BALANCE SHEET

4 MH & RV Performance Update: • Core MH base rental income growth for October QTD is 6.1% • Core MH base rental rate growth for October QTD is 5.8% • Core Occupancy of 95.0% as of October 31, 2022 • Core RV annual base rental income growth for October QTD is 10.5% • Core RV annual rate growth for October QTD is 8.1% • RV Seasonal base rental income growth for October QTD is 12.1%(7) • RV Transient base rental income growth for October QTD is (13.5%)(8) Notes: (1) Core Portfolio is defined based on properties owned and operated since January 1, 2021. The Core Portfolio may change from time-to-time depending on acquisitions, dispositions and significant transactions or unique situations. (2) Compared to comparable period in 2021. (3) The factors that affected our results for October QTD 2022 may not continue and therefore, our results for that period may not be indicative of our results for the full quarter or year. (4) Excludes joint venture properties. (5) Rent increase notices sent as of October 31, 2022 which will be effective by February 1, 2023. (6) Rate increases will take effect between November 1, 2022 and April 1, 2023. (7) October 2021 Seasonal base rental income was approximately 20% of Q4 2021 Seasonal base rental income. (8) October 2021 Transient base rental income was approximately 45% of Q4 2021 Transient base rental income. Recent Highlights(1)(2)(3)(4) Operations Update: • 2023 Rent Increase • MH: 51% of MH residents have received rent increase notices with average growth rate in range of 6.2% – 6.6%(5) • RV: Annual rates have been set for 95% of Annual sites with average growth rate in range of 7.6% – 8.0%(6) • Four communities with suspended operations due to impact from Hurricane Ian will be moved to our Non-Core Portfolio effective in Q4 2022 • Limited damage due to flooding as a result of Hurricane Nicole. Cleanup efforts have begun and all properties impacted by the storm are opera- tional at this time • Recently released our 2021 Sustainability Report highlighting ELS’ strategic priorities and initiatives.

5 Investment Thesis 1. Portfolio Composition • High-quality properties located in retirement and vacation destinations • Over 110 properties with lake, river, or ocean frontage • Over 120 properties within 10 miles of coastal United States • Over 70% of MH properties are age-restricted or have a resident base with an average age over 55 2. Business Model • Own the land and lease developed sites to owners of manufactured homes, vacation cottages, RVs and boats • Consistent results throughout the real estate cycle • Strong customer demand with minimal new supply • Innovative strategy driving external growth through new lines of business 3. Operating Platform • Integrated operating platform focused on providing superior customer service to all residents and value creation for shareholders • Focus on generating stable, predictable revenue • Technology driven • Digital marketing strategy 4. Balance Sheet • Long term strategy focused on access to a variety of capital sources • Well laddered maturities with average years to maturity of 10 years and weighted average interest rate of 3.6% • Strong balance sheet with capacity to fund growth with debt and/or equity 5. Acquisitions / Development • Robust acquisitions and development pipeline • Focus on accretive and/or value add transactions • History of being first mover when entering new asset classes that fit the portfolio strategy 6. ESG • Sustainability is at the core of Our Nature through Uniting People, Places & Purpose • Commitment to sustainability supports the business model, minimizes environmental impacts, maintains a safe and healthy workplace and upholds a high standard of business ethics and conduct 7. Management Team • Experienced executive management team with a track record of delivering results Track record of delivering superior total returns and dividend growth

Track Record

Long-term total returns that outperform the market

ITEM	IPO Year - 1993	2021
Properties	41	444
Sites	12,312	169,296
States	16	35
Net Income Per Share - Fully Diluted	$0.15	$1.43
FFO Per Share - Fully Diluted (1)	$0.23	$2.52
Normalized FFO Per Share - Fully Diluted (1)	$0.23	$2.53
Common Stock Price (2)	$3.22	$63.96
Enterprise Value (3)	$296 million	$15.8 billion
Dividends Paid Cumulative (4)	-	$17.84

Notes: (1) See Non-GAAP Financial Measures at the end of the presentation for the reconciliation and definition of FFO and Normalized FFO. The 1993 amount was determined from amounts presented in the 1996 Form 10-K.
(2) The 1993 stock price is adjusted for stock splits; the price is the closing price as of October 31, 2022.
(3) The enterprise value as of October 31, 2022.
(4) Source: S&P Global. Includes dividends paid from IPO date of February 25,1993 through October 31, 2022 and adjusted for stock splits.

Total Returns as of 10/31/2022


800%
600%
400%
200%
0%
YTD
3 YR
5 YR
10 YR
15 YR
ELS
S&P 500 INDEX
DOW JONES EQUITY ALL REITS INDEX

Total Return Performance Since IPO (%)


9000%
8000%
7000%
6000%
5000%
4000%
3000%
2000%
1000%
0%
2/25/93
2/25/95
2/25/97
2/25/99
2/25/01
2/25/03
2/25/05
2/25/07
2/25/09
2/25/11
2/25/13
2/25/15
2/25/17
2/25/19
2/25/21
10/31/22
ELS (+6,269%)
S&P 500 INDEX (+1,462%)
DOW JONES EQUITY ALL REITS INDEX (+1,413%)

Notes: Source: S&P Global
(1) Total return calculation assumes dividend reinvestment.
(2) Total return through October 31, 2022.

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7 Dividend and NFFO Growth Dividend / Share NFFO / Share Note: See Non-GAAP Financial Measures at the end of the presentation for the reconciliation and definition of Normalized FFO. Adjusted for stock splits. Dividend / Share CAGR 22% NFFO / Share CAGR 9% $2.50 $1.00 $0.00 2006 20122009 2015 2020 20212007 2013 20182010 20162008 2014 20192011 2017 $2.00 $1.50 $0.50 Time-tested through real estate cycles

12 16 44 9 ELS owns and operates 445 properties in North America with a focus on high-quality coastal and sunbelt retirement and vacation destinations and urban areas Source: S&P Global USA Age 65+Total Projected Population Growth % (2021-2026) 8 Note: Property and site counts presented as of September 30, 2022 Portfolio Locations

9 Portfolio Locations The MH portfolio focuses on age-qualified communities in retirement destinations where our residents can be part of an active lifestyle • 74,500 sites 201 MH COMMUNITIES MH Note: Property and site counts presented as of September 30, 2022

10 Portfolio Locations The RV portfolio has over 200 resorts and campgrounds spread along the coast and in vacation desinations packed with family friendly amenities and activities 221 RV RESORTS • 88,800 sites – Annual 34,400 – Seasonal 12,700 – Transient 15,900 – Membership sites 25,800 RV Note: Property and site counts presented as of September 30, 2022

11 Portfolio Locations High quality marina portfolio located primarily along the southeast coast, ideal for year-round boating which generates stable annual slip revenue • 6,900 slips 23 MARINAS MA Note: Property and site counts presented as of September 30, 2022

12 Drives sustained long-term outperformance Unique Business Model -12% -11% -10% -9% -8% -7% -6% -5% -4% -3% -2% -1% -0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 10% 11% 12% 13% 14% 15% 16% 17% 18% 19% 20% Q 39 8 Q 19 9 Q 39 9 Q 10 0 Q 30 0 Q 10 1 Q 30 1 Q 10 2 Q 30 2 Q 10 3 Q 30 3 Q 10 4 Q 30 4 Q 10 5 Q 30 5 Q 10 6 Q 30 6 Q 10 7 Q 30 7 Q 10 8 Q 30 8 Q 10 9 Q 30 9 Q 11 0 Q 31 0 Q 11 1 Q 31 1 Q 11 2 Q 31 2 Q 11 3 Q 31 3 Q 11 4 Q 31 4 Q 11 5 Q 31 5 Q 11 6 Q 31 6 Q 11 7 Q 31 7 Q 11 8 Q 31 8 Q 11 9 Q 31 9 Q 12 0 Q 32 0 Q 12 1 Q 32 1 Q 12 2 Q 32 2 ELS Average 4.3% Apartments Average 3.0% REIT Industry Average 3.1% Note: Source for Same Store NOI data: Citi Investment Research, September 2022. Earliest quarter collected by Citi is third quarter of 1998. Data through Q3 2022. “REIT Industry” includes an index of REITs across a variety of asset classes, including regional malls, shopping centers, multifamily, student housing, manufactured homes, self storage, office, industrial, mixed office and specialty.

13 Capital Expenditures Continued investment in communities to support internal growth and enhance our resident and guest experience Recurring Capex (in thousands) Expansion & Sustainability Capex (in thousands) $30,000 $50,000 $10,000 $60,000 $80,000 $20,000 $40,000 $0 2019 2020 2021 Asset Preservation - Infrastructure Amenity Improvements & Renovations $60,000 $100,000 $20,000 $40,000 $80,000 $120,000 $0 2019 2020 2021 Sustainability Upgrades Expansion and Development

14 Unique customer demographics driven by baby boomers and a strong tailwind from future generations Demand Drivers - Unique Demographics Future Customers • The population of people aged 55 and older in the U.S. is expected to grow 17% from 2022 to 2037 • Roughly 10,000 Baby Boomers will turn 65 every day though 2030 • Over 70% of ELS MH properties are age-restricted or have a resident base with an average age over 55 • Installed base of over 11 million RV owners in the U.S. Po pu la tio n (In m ill io ns ) U.S. Population Over Age 55 (in millions) 55-59 60-64 65-69 70-74 75+ 120 100 80 60 40 20 0 Projected 17% Growth 20372022 Age GEN A GEN Z MILLENNIALS GEN X BOOMERS Core MH/RV/TT Customer Base Highest Interest in RV Camping SILENT GEN GREATEST GEN 4 1 5 2 3 0 1 – 9 10 – 25 26 – 41 42 – 57 58 – 76 77 – 94 95 – 100 Note: Sources: US Census, Released September 2018, Pew Research Center 2010, RVIA. U.S. Population by Age and Generation

15 Demand Drivers - Value Proposition Whether buying or renting, manufactured homes provide greater value as compared to other housing options $400 $500 (In thousands) $200 $300 $100 $0 Avg Sales Price New SFH Avg Sales Price New MH Avg Sales Price - New Single Family Home (“SFH”) vs New Manufactured Home(3) ELS renters pay approximately 30% less per sq ft than the average two bedroom rental in ELS submarkets Manufactured Home Construction Advantage: • Controlled construction environment results in no weather delays • Economies of scale to purchase materials in bulk • Standardization of processes allows for efficient construction • Centralized labor force allows for faster workforce training Ja n 20 14 Se p 20 14 M ay 2 01 4 Ja n 20 15 M ay 2 01 5 M ay 2 01 6 M ay 2 01 7 M ay 2 01 8 M ay 2 01 9 M ay 2 02 0 M ay 2 02 2 Se p 20 15 Se p 20 16 Se p 20 17 Se p 20 18 Se p 20 19 Se p 20 20 Se p 20 22 M ay 2 02 1 Ja n 20 21 Se p 20 21 Ja n 20 22 Ja n 20 16 Ja n 20 17 Ja n 20 18 Ja n 20 19 Ja n 20 20 Notes: Sources: U.S. Census Bureau, Federal Reserve Economic Data (FRED), Freddie Mac, Moody’s Analytics (1) Assumes MH is paid in full and the SFH has a 20% down payment on a loan (2) Assumes SFH has a 30 year loan with a 6.7% interest rate (3) Data is as of FRED’s most recent published economic report Buying a new MH vs Financing a new SFH MH SFH Difference in cost Cost of Home $121,633 $515,142 -76% Upfront Cost(1) $121,633 $103,028 18% Monthly Cost(2) $760 $2,659 -71% Through September 2022, the average upfront cost of purchasing a new MH in full was approximately 18% higher than putting 20% down on a new SFH, but the ongoing monthly rental payment for the MH was approximately 71% lower than the SFH monthly mortgage payment. At ELS most homeowners do not have debt on their homes and over the past three years ELS has financed only 2% of new home sales. The cost to purchase a MH home is significantly less than a single-family home. U.S. Housing shortage of 3.8 million SFH creates demand for manufactured housing

Title 16 ELS communities and resorts have the amenities to build a thriving community where our residents and guests create memories together Demand Drivers - Lifestyle and Amenities

17 There has been limited MH development in the U.S. in the past 20 years Growing demand coupled with almost no new supply is a strategic advantage for ELS Supply Constrained Asset Class Manufactured Housing Developments in the U.S. N um be r o f M H D ev el op m en ts Year 40 20 60 80 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 20182017 2019 2020 2021 0 Note: Source: Datacomp Reasons for the Supply Constraint • NIMBY (Not in my backyard) • Restricted zoning & Regulations • Federal planning vs Local planning

18 Steady, Predictable Revenue Streams from High-Quality Occupancy Note: (1) Property operating revenue buckets reflect trailing twelve months as of September 30, 2022. Since the housing crisis, ELS has steadily reduced the number of renters in our MH portfolio and increased homeowners. Renters typically stay less than three years, while homeowners stay approximately ten years contributing to a stable occupancy base. The rental program is utilized strategically to introduce residents to our communities. 95.1% Core MH Occupancy Homeowner vs Renter % of Total Occupancy 74% 2021 ELS MH New Home Sales Residents with a FICO score greater than 680 Renter % of Total Occ Homeowner % of Total Occ 2013 2014 2015 2016 2017 2018 2019 2020 2021 4.0% 0% 6.0% 2.0% 8.0% 94% 96% 90% 98% 92% Re nt er % H om eo w ne r % Approximately 89% of revenue is derived from stable, annual sources Seasonal 4.5% Transient 6.9% Annual Membership 7.6% Annual RV & Marinas 20.7% Annual MH 60.3% Property Operating Revenue Buckets(1)

19 Best-in-class property operations platform drives consistent rate and occupancy increases Property Operations Core MH Occupancy % 89% 91% 201920182017 2020 2021 87% 92% 94% 93% 95% 96% 88% 90% 86% 54% of MH Communities are 98%+ Occupied 1.5% 2.5% 20182017 2019 2020 2021 Avg 0.5% 3.0% 4.0% 3.5% 4.5% 5.0% 1.0% 2.0% 0.0% Core Base Rent Rate Growth 4.2% Average Core Base Rent Rate Growth over the past 5 years Core RV Annual Rate Growth 20182017 Avg2019 2020 2021 3.0% 4.0% 5.0% 6.0% 1.0% 2.0% 0.0% 4.9% Average Core RV Annual Rate Growth over the past 5 years Note: Components of MH rate: 25% is linked to CPI, 25% is linked to long-term agreements, and 50% is marked to market Impact of CPI on RV Leases: RV Annual leases are all market leases and rates are determined on a market-by-market basis

20 Property Operations 201820172016 2019 2020 2021 2022 110 115 120 125 130 135 100 105 95 25% since 2016 Thousand Trails Member Growth $60 $100 201920182017 2020 2021 $20 $120 $140 $40 $80 $0 Thousand Trails Revenue (in millions) Annual membership subscriptions Membership upgrade sales current period, gross RV base rental income from annuals RV base rental income from seasonal/transients Utility and other income Thousand Trails Upgrade Sales 2021 2020 2019 2018 2017 1,000500– 1,500 2,000 2,500 4,0003,000 4,5003,500 5,000 Note: 2022 data as of September 30, 2022 27% of members have been with Thousand Trails for at least 20 years $160 Thousand Trails Total Member Count (in thousands)

21 2022 YTD Core Property Operating Expense(1) 21% 27% 17% 17% 13% 5% Property Operating Expenses Note: (1) Data is as of September 30, 2022 (2) Data considers 3Q’22 YTD performance for five publicly traded Multi-Family REITs (3) Insurance expense accounts for approximately 35% of the Insurance, Admin, and Other line item Utilities Expense Payroll R&M Insurance, Admin, & Other (3) Real Estate Taxes Sales and Marketing Utility Recovery Rate is approximately 45% of Utility Expense Approximately 65% of Core Property Operating Expenses are from Utilities, Payroll and R&M 5% 10% 15% 20% 25% 35% 30% 40% 0% RE TaxesUtilities R&M All OtherPayroll Compare to Multi-Family(2) ELS Multi-Family

Stability through Economic Cycles

Historical Core Portfolio Growth Rate against CPI (1)(2)



Core Portfolio NOI Growth %
CPI-U
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
Housing Crisis
Pandemic
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

Average Spread between Same Store NOI Growth vs CPI (2001-2021)(3)



2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
ELS
Residential REIT

	Avg. ELS Core Rev Growth	Avg. ELS Core Exp Growth	**Avg. ELS Core NOI Growth**	**ELS NOI Growth Above CPI**
2001-2007	4.1%	4.7%	**3.8%**	**1.1%**
2008-2012	2.3%	1.0%	**3.3%**	**1.5%**
2013-2021	4.8%	4.5%	**5.1%**	**2.9%**

Notes: (1) The Core Portfolio for each year is defined as properties owned and operated for more than one year as of the start of that year. The Core Portfolio may change from time-to-time depending on acquisitions, dispositions and significant transactions or unique situations.
(2) See Non-GAAP Financial Measures at the end of the presentation for the definition of NOI.
(3) Represents average spread between ELS Core Portfolio NOI growth and CPI growth from each year. Includes all publicly traded residential REITs (Multifamily, Single Family Rental, Student Housing) in S&P Global's coverage universe that had an enterprise value greater than $4 billion and had same store NOI growth tracked by S&P Global as of February 18, 2022.

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Technology and Innovation

Utilizing the latest technology to drive operational efficiencies

Smart Meters

BOTS

Solar Panels

Prop Tech

Sign Here

Digital signature

Online apps

Tech Investments

Cashless Transactions

Online Check-in


Morgan Hill RV Campground
Morgan Hill, CA


Orlando RV Resort & Campground
Clermont, FL

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24 Since January 2022, ELS has had over 6.5 Million total interactions on social media channels Digital Marketing Strategy – Social Media Over 1.6 Million Total Followers across social media channels ELS has an engagement-focused social media strategy where we build meaningful interactions with existing and potential customers. These interactions build brand awareness and help drive sales and reservations. Stay ConnectedClick above to view Lost-TimeClick above to view

25 Interactive virtual tours allow residents to preview the community and their future home Digital Marketing Strategy – Home Sales Model Home Virtual Tour MH Property Virtual Tour

26 Digital Marketing Strategy – Online Check-In Implemented online check-in functionality to enhance the customer experience Benefits of Online Check-In for Customers: • Less wait time at the front desk • Reduced contact at check-in • Expedited entry and can go straight to assigned sites • Mobile friendly Benefits of Online Check-In for Property Teams: • Receive full visibility of customer reservation details prior to arrival • Reduced processing time at front desk • Allows for more time to focus on building relationships with customers • Shorter lines and wait times at entrances Play video to view the online check-in process

27 Digital Marketing Strategy – Online Travel Partners Building brand awareness and expanding reach to new customers through strategic partnerships 23 HALL OF FAME INDUCTEES 63 TRAVELERS' CHOICE AWARDS 2022 is a 2022 Travelers’ Choice Award Winner

28 Capital Structure Balance sheet strategy supports long-term growth As of September 30, 2022 (in millions) Notes: (1) As of September 30, 2022. See Non-GAAP Financial Measures at the end of the presentation for the definition and reconciliation of Adjusted EBITDAre. (2) Based on the stock price as of September 30, 2022. (3) Calculated using trailing twelve months Adjusted EBITDAre. 3.6% Weighted Average Interest Rate 9% % of Debt that is Due Next 3 Years 10 Average Years to Maturity 20% % of Debt that is Fully Amortizing O ut st an di ng B al an ce (in m ill io ns ) Debt Maturity as of September 30, 2022 Year 2022 2023 2024 2025 2026 2027 2028 2029 2030 Thereafter $0 $200 $600 $1000 $1400 $1800 $400 $800 $1200 $1600 Secured Fully Amortizing Unsecured Line of Credit 2031 Line of Credit $95.0, 0.6% Term Loan $500.0, 3.2% Common(2) $11,695.1, 74.9% OPUs(2) $582.6, 3.7% Mortgage Debt $2,734.1, 17.5% • Total enterprise value is $15.6 billion • $500 million line of credit • Debt to enterprise value is 21.3% • Total Debt/Adjusted EBITDAre is 5.2x(1)(3)

29 Debt Maturity through 2026(3) 50% 18% 43% 45% 30% 25% 10% 5% 40% 35% 20% 15% 0% REIT IndustryELS Debt Strategy - Refinance Risk Mitigation Weighted average term to maturity is approximately double the REIT average(1) Weighted average interest rate in line with the REIT average(2) Notes: Source: S&P Global (1) Includes all publicly traded U.S. Equity REITs in S&P Global’s coverage universe that reported weighted average term to maturity for their most recent year as of October 2022. (2) Includes all publicly traded U.S. Equity REITs in S&P Global’s coverage universe that reported weighted average interest rate for their most recent year as of October 2022. (3) Includes all publicly traded U.S. Equity REITs in S&P Global’s coverage universe that disclosed a debt maturity schedule for their most recent quarter as of October 2022. W ei gh te d Av er ag e In te re st R at e Weighted Average Term to Maturity Term To Maturity Vs. Weighted Average Interest Rate 0.00 2.00 4.00 6.00 8.00 10.00 12.00 14.00 7.0% 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% ELS

30 Floating Rate Debt % vs 3 Year Debt Maturity Debt Maturing in 3 Years (2025) Fl oa tin g Ra te D eb t % 0% 40% 10% 20% 30% 40% 50% 30% 10% 20% Minimal near-term exposure to debt maturities compared to REIT average(1) Floating rate debt is in the single digits and remains below the REIT average(2) Debt Strategy - Refinance Risk Mitigation Notes: Source: S&P Capital IQ (1) Includes all publicly traded U.S. Equity REITs, with a market cap greater than or equal to $3 billion, in S&P Global’s coverage universe that disclosed a debt matuirty schedule for their most recent quarter as of October 2022. (2) Includes all publicly traded U.S. Equity REITs, with a market cap greater than or equal to $3 billion, in S&P Global’s coverage universe that reported variable rate debt for their most recent quarter as of October 2022. ELS

31 Dividend Notes: (1) Compound annual growth rate through 2021. (2) Source: S&P Global; Includes all publicly traded U.S. Equity REITs in S&P Global’s coverage universe that declared regular dividends during the period January 1, 2016 through December 31, 2021. 5 Year Dividend CAGR and Total Return CAGR Dividend CAGR To ta l R et ur n CA G R 30% 40% 30% 10% 10% -10% -10% 20% 20% 0% 0% -20% -20%-30% Dividend Growth 5 year CAGR • ELS 11%(1) • REIT Average –2.7%(2) ELS

32 Acquisitions ELS has a strong pipeline of external growth opportunities and a disciplined strategy focused on acquiring accretive properties $300 $500 $400 $600 $700 $100 $200 $– Property Acquisitions MH RV Marina 2018 20192017 2020 20222021 Over $1.5 Billion Invested in New Acquisitions Since 2017 (In m illi on s) 19 4 6 Notes: 2022 data as of September 30, 2022

Expansions maximize returns by increasing the number of sites at communities with high demand with minimal increase to operating costs Expansion Bethpage Camp Resort – Urbanna, VA Completed Expansion Sites 2018 2022 600 1,000 2018 2019 2020 2021 200 1,200 1,400 400 800 0 $15 $25 2018 2019 2020 2021 $5 $30 $35 $40 $10 $20 $0 White Oak Shores - NC 8% - 12% Expected Stabilized Yields(1) Planning for ~1,000 expansion sites each year through 2025 Note: (1) This represents management’s estimate based on facts known to management as of the date hereof. There is no guarantee that such yields will be realized at all, in these amounts or over what time table. Land Purchases (in millions) Expansion Sites Added Orlando - FL Terra Ceia - FL Gulf Shores - AL Lake Conroe - TX Tranquility Lake - FL Sunshine Travel - FL Circle M - PA Forest Lake - NC Topsail Sound - NC Natchez Trace - TN Scenic - NC Lake Village - FL Buccaneer Estates - FL Pigeon Forge - TN Voyager - AZ The Woodlands - NY 33

ESG – Environmental

2022
ADOPTED RECOMMENDATIONS BY THE TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES (TCFD)

125
LED RETROFIT PROJECTS

22,200+
SMART METERS

LOGGERHEAD MARINELIFE CENTER
PARTNERSHIP

125+ ENERGY STAR® CERTIFIED HOMES

Colony Cove MICRO FOREST Our Nature

30K PLANTED IN YEAR ONE
COMMIT TO PLANTING 100,000 TREES IN COLLABORATION WITH AMERICAN FORESTS



Colony Cove
Ellenton, FL

Our Sustainability Strategy is in Our Nature: Uniting People, Places & Purpose

SPOTLIGHT: COLONY COVE PLANTS 4,000 TREES TO CREATE COMMUNITY MICROFOREST

ELS, in coordination with many local organizations, planted more than 4,000 trees on a 1.5-acre peninsula located within Colony Cove, a manufactured home community in Ellenton, FL, creating an environmentally beneficial microforest.

Microforests are very dense plantings of native species and are a powerful way to help improve the quality of the urban environment and combat against climate change. The rapid growth rate enables microforests to sequester an enormous amount of carbon. It also intercepts rainwater, provides wildlife habitat and removes the need to mow the area. As part of this project, ELS is supporting academic research at the microforest to assess the carbon sequestration at the site.

In coordination with Sarasota Urban ReForesters (SURF), more than 150 residents, employees and volunteers from the area helped with the planting of the microforest along the Manatee River in June 2022. SURF, which coordinated and helped organize Colony Cove's microforest, is a coalition of nonprofits dedicated to establishing microforests throughout the Suncoast. Volunteers from Solutions to Avoid Red Tide (START), the Sarasota Bay Rotary Club and Florida Veterans for Common Sense also participated.

The Colony Cove microforest demonstrates ELS' commitment to protecting outdoor access for our residents and sequestering carbon.

Note: To download our Environmental Performance Report and our 2021 Sustainability Report please visit www.equitylifestyleproperties.com/sustainability

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ESG – Social

At ELS, we are proud of the diversity of our guests and residents and are committed to preserving the unique personality and character of each of our properties. We believe that embracing and fostering this in everything we do is what sets ELS apart.

To us, diversity includes celebrating differences in education, opinions, culture, ethnicity, race, sex, gender identity and expression, nation of origin, age, languages spoken, veteran status, color, religion, disability, sexual orientation and beliefs.

We are especially proud that women represent not only more than 50% of our workforce but also more than 50% of our management positions. Also, as our guest and resident base spans generations, so does our workforce with an average team member age of 49.

We formed an Executive Diversity Council, which is comprised of senior leaders. In 2022, we formed a Diversity Council which will be a cross-functional team to strategize, develop, educate and deliver diversity and inclusion practices for employees, candidates and customers. We have prepared goals for 2022, and we will report on the status of those goals to the Compensation, Nominating and Corporate Governance Committee throughout 2022.

SPOTLIGHT: DIVERSITY, EQUITY AND INCLUSION AT ELS

- 58% WOMEN IN MANAGEMENT
- SIGNED CEO ACTION FOR DIVERSITY & INCLUSION™
- EXPANDED DEI-RELATED LEARNING CURRICULUM
- RECRUITMENT AND DEVELOPMENT EFFORTS

4.31

AVERAGE RV RESORT & CAMPGROUND CUSTOMER SATISFACTION SURVEY SCORE

TEAM MEMBERS VOLUNTEERED FOR 4,148 COMMUNITY IMPACT HOURS IN 2021

~8,800

COVID-19 VACCINATIONS FACILITATED AT 54 COMMUNITIES AS OF JANUARY 2022

17 HOURS

EACH ELS EMPLOYEE RECEIVED AN AVERAGE OF 17 HOURS OF TRAINING IN 2021

Note: To download our Environmental Performance Report and our 2021 Sustainability Report please visit www.equitylifestyleproperties.com/sustainability

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36 ESG – Governance Note: To download our Environmental Performance Report and our 2021 Sustainability Report please visit www.equitylifestyleproperties.com/sustainability ADOPTED VENDOR CODE OF CONDUCT FORMED CYBER SECURITY ADVISORY BOARD AND SECURITY INCIDENT RESPONSE TEAM PUBLISHED ANTI-CORRUPTION COMPLIANCE POLICY PUBLISHED ECONOMIC SANCTIONS AND ANTI-MONEY LAUNDERING LAWS COMPLIANCE POLICY Board of Directors ESG Taskforce COMPENSATION, NOMINATING AND CORPORATE GOVERNANCE COMMITTEE COO HUMAN RESOURCES MARKETING FINANCIAL REPORTING COMPLIANCE ASSET MANAGEMENT LEGAL COMMUNICATIONS OPERATIONS RISK MANAGEMENT INVESTOR RELATIONS SUSTAINABILITY AUDIT COMMITTEE STRATEGIC PLANNING COMMITTEE Executive Officers The ESG Taskforce is comprised of a diverse cross-section of employees to ensure we capture all aspects of Our Nature. At ELS, sustainability is embedded in all aspects of the Company. With a dedicated Sustainability team, we are committed to incorporating ESG principles into our business operations in collaboration with heads of departments.

Long tenure leadership in the MH, RV, and marina industry Experienced Executive Management Team Marguerite Nader President and CEO 29 Years 37 Paul Seavey EVP and CFO 28 Years Patrick Waite EVP and COO 29 Years David Eldersveld EVP, CLO and Secretary 7 Years Larisa Drake EVP, CMO and Sales 9 Years

Forward Looking Statement

Under the Private Securities Litigation Reform Act of 1995:
The forward-looking statements contained in this presentation are subject to certain economic risks and uncertainties described under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as modified or supplemented by subsequently filed Quarterly Reports on Form 10-Q. See our 2021 Annual Report for the full text of our forward-looking statements. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Non-GAAP Financial Measures

Net Income to FFO and Normalized FFO Reconciliation (in millions)

	2016	2017	2018	2019	2020	2021
Net income available for common stockholder	**$164.0**	**$189.9**	**$212.6**	**$279.1**	**$228.3**	**$262.5**
Income allocated to common OP units	13.9	12.8	13.8	16.8	13.1	13.5
Deferral of right-to-use contracts + sales revenue and commission, net	2.9	3.8	6.6	9.2	10.4	20.0
Depreciation and amortization	122.1	125.2	139.0	153.4	155.9	189.5
Gain on unconsolidated joint ventures	–	–	–	–	(1.2)	–
Gain on real estate	–	–	–	(52.5)	–	0.1
FFO available for common stock and OP unit holders	**302.9**	**331.7**	**372.0**	**406.0**	**406.4**	**485.6**
Change in fair value of contingent consideration asset	–	–	–	–	–	–
Transaction/pursuit costs	1.2	0.7	–	–	–	0.6
Early debt retirement	–	2.7	1.1	2.0	10.8	2.8
Litigation settlement, net	2.4	–	–	–	–	–
Insurance proceeds due to catastrophic weather event and other, net	–	–	(5.2)	(6.2)	–	–
Preferred stock original issuance costs	–	0.8	–	–	–	–
COVID-19 expenses	–	–	–	–	1.4	–
Normalized FFO available for common stock and OP unit holders	**$306.5**	**$335.9**	**$367.9**	**$401.8**	**$418.7**	**$489.0**

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39 Non-GAAP Financial Measures This presentation contains certain non-GAAP measures used by management that we believe are helpful in understanding our business, as further discussed in the paragraphs below. We believe investors should review these non-GAAP measures, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated membership upgrade contract term. Although the NAREIT definition of FFO does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO. NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount. We believe that FFO and Normalized FFO are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our normal operations. For example, we believe that excluding the early extinguishment of debt, and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.

40 Non-GAAP Financial Measures Continued Consolidated Net Income to EBITDAre and Adjusted EBITDAre Reconciliations (in millions) INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT (NOI). We define Income from property operations, excluding deferrals and property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, sales and marketing expenses, excluding property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties. EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of EBITDAre does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of EBITDAre. We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs and other miscellaneous non-comparable items. We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT. Trailing Twelve Months as of September 2022 Consolidated net income $291.0 Interest income (7.0) Membership upgrade sales upfront payments, deferred, net 22.2 Membership sales commissions, deferred, net (3.4) Real estate depreciation and amortization 203.1 Other depreciation and amortization 4.0 Interest and related amortization 113.2 Loss on sale of real estate and impairment, net 3.7 Adjustments to our share of EBITDAre of unconsolidated joint ventures 4.9 EBITDAre 631.6 Early debt retirement 1.2 Transaction/pursuit costs 4.0 Lease termination expenses 2.1 Adjusted EBITDAre $638.8